NUMBER

CERT.9999

Healthy Green Group Holding Limited

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

$0.001 PAR VALUE ORDINARY SHARES

SHARES

*******9,000,000,000*******

CUSIP 999999ZZ9

ORDINARY SHARES

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF ORDINARY SHARES OF
Healthy Green Group Holding Limited

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated:

COUNTERSIGNED AND REGISTERED:

VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

Chief Financial Officer

By:______________________________

AUTHORIZED SIGNATURE